Exhibit 10.55

Plan Code	Business Proposal	Agency that prepared it	Lease Contract
01339	№	№ 0265	№

Automatic Leasing – Pre-fixed

Banco Itauleasing S.A., with headquarters in the city of Poá, State of São Paulo, at Alameda Pedro Calil, no. 43, CNPJ no. 49.925.225/0001 -48, referred to as Lessor.
Name CIMCORP COM INT INF LTDA		CNPJ
Address ALAMEDA MADEIRA, 258	Complement no.	ZIP CODE 06454-010
City BARUERI	State SP	Current Account at Itaú Branch Account nr. 0393	DAC 5
Referred to as Lessee, celebrate the lease sale contract of the (s) goods referred to in sub-item 1.13, jointly referred to as good, as per the data and clauses as hereinafter set: 1. Lease Sale Data
1.1. Start date	1.2 – Total cost of the good	1.3. Maturity of the first installment	1.4. Term in months
15/12/2008	R$ 668.580,00	| | 1 month after start [ x ] 115/01/2009	| | 24 |x | 36 | |
1.5. Quantity of installments		1.6. Periodicity of the installments	1.7. Contracting tariff
I I 24 |x| 36	I	| x | - monthly | | -	R$ 500,00
1.8. Encumbrance Commission	1.9. Processing Cost	1.10. Discount rate for amortization/ advance settlement
RS	R$ 500,00	1,68 % per month (return rate of the lease)

1.11. Lessee’s Payments: The considerations and the VRG shall be paid up as per the percentages hereunder, to be levied on the total cost of the good, as referred to in sub-item 1.2.
	Lessee’s Payments
1.11.1	0,000 % cash (down payment)	Cash Installment of the VRG.
1.11.2	2,529%	Consideration of the Lease (CPA), in the periodicity referred to in sub-item 1.6.
1.11.3	1,194%	Installment of the VRG, paid with the consideration, in the periodicity as referred to in sub-item 1.6.
	3,723% (total)	Total Payment (TP): (1.11.2 + 1.11.3), in the periodicity as referred to in sub-item 1.6.
1.11.4	0,000 % at maturity	Installment of the VRG to be paid at the contract termination date (1.11.5) - (1.11.1) - (1.5 x 1.11.3).

1-11-5  42,984   % The VRG total shall be settled by 1.11.1 + (1.11.3 x 1.5) + 1.11.4.

1.12. Supplier (s) Name

INGRAM MICRO BRASIL LTDA	CNPJ/CPF

1.13. Description of the leased good
Name of the good
Invoice number
COMPUTER AND PERIPHERAL-EXCEPT MICROCOPU QTY: 0001 VL.U: 637.340,00	0000000000123474
COMPUTER AND PERIPHERAL-EXCEPT MICROCOPU QTY: 0001 VL.U: 31.240,00	0000000000019931

Other Goods As Per the Invoices:

1.14. Special Conditions

2.     Previous Information

2.1. Default Charge – it is the charge collected in case of delayed payment.
2.2.
Current Amount – it is the debt balance with eventful charges due up to the date of the amortization or settlement and the discount rate that is proportional to the period to be elapsed shall be taken into consideration.

2.3.
Return rate – it is the percentage that corresponds to the difference between the considerations and the other payments liable to Lessee and the cost of the acquisition of the good plus expenses supported by the Lessor relative to the transaction.

2.4.	Discount rate - It is the rate to be used for the calculation of the present amount in the cases of amortization or advance settlement.
2.5.
SELIC rate - It is the interest rate as set by the Monetary Policy Council and disclosed by the Brazilian Central Bank, which, as provisioned by the National Monetary Council, shall compose the discount rate for the amortizations or advance settlements of the lease sale transactions which it specifies.

3.	Consideration of the lease – The Lessee shall pay the Lessor that lease amount in considerations, as provisioned in sub-items 1.3,1.5,1.6 and 1.11.2.
3.1. The last consideration shall be due at the end of the term as set in sub-item 1.4.

3.2. THE RECEIPT OF THE GIVEN CONSIDERATION SHALL NOT IMPLY INTO SETTLEMENT OF THE PREVIOUS ONES.

4.	RESIDUAL AMOUNT GUARANTEED - THE LESSEE SHALL PAY THE VGR TO THE LESSOR, UNTIL THE MATURITY DATE OF THE LAST INSTALMENT, TO BE CALCULATED AS PER SUBITEM 1.11.5.
4.1.	THE AMOUNT OF THE CASH INSTALMENT OF THE VRG, TO BE PAID ON THIS DATE, CORRESPONDS, IN BRAZILIAN REAIS, TO THE PERCENTAGE AS REFERRED TO IN SUB-ITEM 1.11.1 OVER THE TOTAL COST OF THE GOOD.
4.1.1. THE AMOUNT OF THE CASH INSTALMENT OF THE VRG MAY BE PAID BY MEANS OF DEBIT IN THE CURRENT ACCOUNT AS MENTIONED IN THE QUALIFICATION OF THE LESSEE DIRECTLY BY THE LESSOR TO THE SUPPLIER.

4.1.1.1. IN CASE THE LESSEE MAKES THE PAYMENT OF THE INSTALMENT CASH RELATIVE TO THE VRG DIRECTLY TO THE SUPPLIER, THE LESSEE AUTHORIZES THE LESSOR TO PAY THE SUPPLIER THE TOTAL COST OF THE GOOD AS REFERRED TO IN SUB-ITEM 1.2., MINUS THE AMOUNT THAT CORRESPONDS TO SUB-ITEM 4.1, AND, AS OF NOW, THE LESSOR SHALL NOT BE INCURRED INTO POSSIBLE DIFFERENCES AS MAY BE CLAIMED BY THE SUPPLIER AND SHALL ALSO SEND THE  LESSOR,  AS PER REQUEST, THOSE PAYMENT SLIPS HEREIN REFERRED TO.

4.2.	THE AMOUNT OF THE PERIODIC INSTALMENTS OF THE VRG CORRESPONDS, IN REAIS, TO THE PERCENTAGE AS REFERRED TO IN SUB-ITEM 1.11.3 OVER THE TOTAL COST OF THE GOOD.
4.2.1. THE PERIODIC INSTALMENTS OF THE VRG SHALL BE DUE JOINTLY WITH THE CONSIDERATIONS OF THE LEASE.
4.3.
THE FINAL INSTALMENT OF THE VRG HAS THE CORRESPONDING AMOUNT IN REAIS TO THE PERCENTAGE AS  REFERRED TO IN SUB-ITEM 1.11.4 OVER THE TOTAL COST OF THE GOOD  AND THE MATURITY SHALL BE EQUAL TO THE ONE OF THE LAST CONSIDERATION OF THE LEASE.

4.4.
The LESSEE ACKNOWLEDGES THAT THE ADVANCE OF THE VRG OR ITS PAYMENT BY THE TIME OF THE CONTRACT TERMINATION SHALL NOT MEAN ITS OPTION FOR THE ACQUISITION OF THE GOOD, WHICH SHALL BE MADE AS PER ITEM 23 OF THIS CONTRACT.

5.
Payment mode - The Lessee shall pay all amounts due by means of debit procedure that Banco Itaú is authorized to make in its current account as set in the Lessee qualification, which shall have sufficient available balance.

5.1.	Insufficiency of balance in the current account as referred to in the Lessee’s qualification shall be construed as delayed payment.
5.2.	In case of delayed payment, the debit shall occur in any other account owned by the Lessee, the referred account kept at Banco Itaú S.A., which has sufficient available balance.

5.2.1. If there are not available funds in any of the accounts as referred to in sub-item 5.2, the joint debtors authorize Banco Itaú S.A. to debit the amounts due in any of the current accounts that have sufficient available balance.

5.3.	If the due date of the installment does not occur on a business day, it shall be postponed to the business day that is immediately further.

6.
Acceptance of the good   - The Lessee receives, directly from the supplier indicated by it in sub-item 1.12, the good as described in sub-item 1.13, acquired by the Lessor and, it accepts it and acknowledges it as per the specifications of the quality and supply made by it, without defects or vices of any kind, and the Lessor shall be held harmless from any liability relative to the errors or omissions in the specifications of the good. The Lessee undertakes:

a)
the risks, expenses and charges relative to the origin, remittance, transport, insurance, receipt and installation of the good, as well as those ones relative to the attainment of the certificate of occupancy and the operation permit, if it is immovable goods;

b)
in case of vehicle lease, the responsibility relative to the transfer of the vehicle to the Lessor’s name, and for the delivery,  in due time period, of those documents of original property to the Lessor. The Lessee acknowledges he is aware that he shall be present at the Traffic Department, within the maximum period of 30 (thirty) days to request for the issuance of the new Vehicle Registration Certificate, to be compliant with the provisions of articles 123 and 134 of the Brazilian Traffic Code - CTB, being liable to the penalties and infractions as provisioned in articles 233, 241, 259 and 273 of the referred code;

c)	in case of Aircraft leasing, being liable for the transfer of the good to the Lessor’s name, and the transfer expenses, at the Brazilian Aeronautical Registry (RAB).
d)	The risks and costs due to defects or vices that the good may present;
e)	Eviction risks or loss of the good to a third party, due to a fact that is previous to the acquisition of the good by the Lessor; in this case, the provision of item 8 shall apply.

6.1.	The Lessee authorizes the Lessor to pay the price of the good to the supplier.
6.2.	The Lessor may, at its discretion, make the payment of the price of the good prior to the transfer of the good to its name.

7.
Use and maintenance of the good  - The Lessee shall be liable for the safekeeping and maintenance of the good, in perfect maintenance and operation status, and shall use it for its specific destination and as per the corporate object, as per the technical recommendations and authorization by the public authorities.

7.1.
The LESSEE, IN CASE OF NON USE OF THE GOOD, DUE TO ANY CAUSE SHALL NOT BE ENTITLED TO THE DECREASE OF THE AMOUNT OR SUSPENSION OR INTERRUPTION OF THE PAYMENT OF THE CONSIDERATIONS OF THE LEASE, OF THE VRG, OF ANY OTHER AMOUNT DUE, AND NEITHER ANY OTHER INDEMINITY INCURRED BY LESSOR.

7.2.
The Lessee shall not make adaptations or modifications that may affect the structure or modify the destination or the characteristics of the good, without the prior and express agreement by the Lessor.

7.3.
The Lessee shall not use the good or perform the activities that involve harmful modes or that exploit forced work, or harmful child‘s work, or practices that are discriminatory or that prevent the employees from freely performing their membership rights and collective bargaining.

7.4.
THE  LESSOR AND/OR THE PERSONS AS AUTHORIZED BY IT MAY, WHENEVER IT IS DEEMED AS CONVENIENT, INSPECT THE GOOD. IF FUNDS FOR THIS TRANSACTION ARE OBTAINED FROM INTERNATIONAL AGENCIES, THE  LESSEE AUTHORIZES, AS FROM NOW, THE LESSOR, IF AND WHEN REQUESTED BY THE REFERRED AGENCIES, TO RENDER ALL AND ANY FINANCIAL INFORMATION AND TO INSPECT ITS FACILITIES;

7.5.	The Lessee shall be entitled to all guarantees and rights granted by the producer, builder, provider or seller of the good, during the term of this contract.
7.6.
If the good is a vehicle, ship or aircraft, the Lessee shall only use it in the Brazilian territory, in the Brazilian sea and air borders, respectively, by means of the duly habilitated and authorized people.

7.7.
The Lessee shall be liable for all costs and expenses in order to keep the good in appropriate maintenance and operation condition, paying for all parts and workforce that are necessary for that purpose, resting assured that the referred maintenance shall be contracted with the manufacturers and/or suppliers of the Goods, or the company as indicated by them, cumulative or subsequently,  to the guarantee period that is eventually existing, as is the case.

8.
Loss of the good – In case of total loss of the good, the Lessee shall make, regardless of the cause, including due to expropriation, the payment to the Lessor relative to the compensatory indemnity corresponding to the VEP, as defined in item 9, cash payment of the respective debit notice.

8.1.
If the loss, including due to expropriation is partial, the Lessee shall pay, on a proportional basis, the amount as set for the loss, altering the contract, in order to, the cost of the lost part being deducted, set the respective amounts of the considerations and VRG.

8.2.	The indemnity payment as provisioned in this item 8 shall grant the Lessee the right to the ownership of the good.

9.
Amount set of the loss  - The set amount of the loss (VEP) shall be made up of, in each moment, by the sum of the  considerations to be due and due ones and not paid, plus the VRG, the amount of the VRG so far being anticipated being deducted.

9.1. The charges due to delayed payment (item 17) shall be added to the VEP, as is the case.

10.
Insurance - The Lessee shall keep the good, during the validity of the leasing, insured against theft, fire, material damages and civil liability before third parties, with no damages to the contracting of the obligatory insurance.

10.1.	The Lessee shall make the insurance in favor of the Lessor, except the one relative to civil liability and shall deliver to it the respective insurance policies, immediately after the request.

10.2.
The insurance policy shall cover, at least, the market value of the good, during the term of the insurance contracting, its renewals, as well by the time of the renewal of the leasing, or of the possible replacement of the good.

10.3.	The Lessee shall notify the Lessor, in writing, within the period of 48 ours of its occurrence, any of the events covered by the insurance.
10.4.	The indemnity shall be delivered to the Lessee the VEP being deducted, for its payment.

11.	Liability -The Lessee shall be civil and criminally liable for the damages caused to third parties due to the use of the good.

11.1.
TheLessee shall also be liable for all expenses of any nature, such as fines, taxes, license fees and other indemnities which may provenly be charged relative to the good, including those expenses incurred in the period prior to the Lease.

12.	Property - The Lessee shall respect and provide for the respect of the right of property of the Lessor over the good, and promptly communicating to it of any fact that may breach this right.

12.1.	The Lessee shall post, as per the Lessor’s request, a sign indicating the property of the good.

12.2.	The USEFUL AND SUPERFICIAL IMPROVEMENTS SHALL BE INCORPORATED TO THE GOOD, WITH NO RIGHT TO RETENTION OR INDEMNITY.

13.The Lessee’s expenses - The Lessee shall be liable for:
a)	All expenses for the maintenance of all licenses, authorizations and registries as required for the regular use of the good during the validity of the contract;
b)	All transfer expenses to the name of the Lessor relative to the vehicles (s),aircrafts(s) and ships leased;
c)
To pay all taxes, charges and other expenses that are levied or may be levied, directly or indirectly, over the good and over the lease, as well as eventful increases of the current taxes that are in force. The Lessor may, at any time, require for the payment slips  made by the Lessee;

d)	To pay the lease sale contract tariff, as provisioned in sub-item 1.7.
e)	To pay the encumbrance commission, as provisioned in sub-item 1.8, by the time of the contracting.
f)
Pay all tariffs which are contained in the table of tariffs posted on the branches of the Banco Itaú S.A. or those defined in the respective instruments, in case eventful contractual amendments are agreed upon.

14.Joint Debtors – the persons hereunder appointed as Joint Debtors acknowledge they are jointly liable for all obligations undertaken by the Lessee and sign this contract, agreeing with its terms.

15. Guarantee - The Lessor may require, at the time of the signing of this contract, the Lessee to deliver a promissory note of its issuance, non endorsable, cash maturity and time period for the presentation within 20 (twenty) years, that shall, as per the Lessor’s request, be endorsed by the Joint Debtors.

15.1. The promissory note shall be issued with the estimated value of the debt, equivalent, on this date, to the total cost of the good.

16.	Bills of Exchange - The Lessee authorizes the Lessor to withdraw for collection, the bills of exchange, representatives of any delayed amount.
17.
Delayed Payment and penalty   - In case payment is delayed or in case of advance due date, the  Lessee shall pay, over the amount due, interest in arrears of 12% (twelve per cent) per year plus the encumbrance commission, calculated at the highest rate that is effectively used by the financial market in credit transactions with legal entities, except the one of credit opening in current account of the deposit type.

17.1.
In case of a legal proceeding, instead of the encumbrance commission, the Lessee authorizes the Lessor  to opt for the collection of monetary correction based on the IGP-M (General Market Price Index) variation, or, in its absence, of the IGP-DI (General Price Index - Internal Availability), both published by the FGV -Fundação Getúlio Vargas, or, if those are lacking, of the IPC (Consumer Price Index), published by  FIPE – (Foundation- Institute of Economic Research from USP).

17.2.
The Lessee shall also pay, both in case of judicial or extrajudicial collection, collection expenses, including costs and attorneys’ fees and penalty in arrears of 2% (two percent). In case the Lessee has to charge any delayed amount from the Lessor, the Lessor shall also pay collection expenses, including costs and attorneys’ fees and penalty in arrears of 2% (two percent).

17.3.	IF THE LESSEE DOES NOT FULFILL ANY OF ITS OBLIGATIONS OR IN THE OCCURENCE OF ADVANCE DUE DATE, THE LESSOR MAY RETAIN THE AMOUNTS, OF WHICH THE LESSEE OR ITS JOINT DEBTORS ARE HOLDERS.
17.4.	THE RECEIPT OF THE PRINCIPAL BY THELESSOR SHALL NOT IMPLY SETTLEMENT OF THE CHARGES AS ESTIMATED IN THIS CONTRACT.

18.
Disclosure of delayed payment– If any of the Lessees’ obligation is not fulfilled or if there is delay in the payment, the Lessor shall notify the fact to SERASA, to SPC (Service for the Protection of Credit), as well as to any agency which is in charge of registering delay in payment and non-fulfillment of the contract.

19.
Advance Settlement – In case of advance settlement, whether partial or in full, the minimum regulatory term of the operation being complied, the  Lessee shall pay the Lessor the present amount calculated and the cost for processing as referred to in 1.9.

19.1.
If, on the date of the contracting, the Lessee is provenly known as a micro company or a small size company as per the terms of the law, it shall not pay the processing cost for the eventful advance settlement and the Lessor shall calculate the present amount of the transaction as follows:

19.1.1
If the time period to be elapsed is up to 12 (twelve) months or if the amortization of advance settlement occurs in up to 7 (seven) days of the contracting, with the discount rate being applied that will be the return rate of the leasing indicated in sub-item 1.10.

19.1.2
If the time period to be elapsed is higher than 12 (twelve) months, the difference between the lease return rate as referred to in 1.10. and the SELIC rate on the date of the contracting plus the SELIC rate of the day of the amortization or of the advance settlement shall be taken into consideration.

20.	Advance due date - The Lessor shall consider this contract as due in advance and the payment of the debt shall be enforced:

a)
Regardless of the notice, in case the Lessee does not fulfill any of its obligations, or it is incurred into legitimate protest of title, files for bankruptcy and if it has this filing against it, apply for judicial recovery, summons creditors to propose or to negotiate extrajudicial recovery plan or ask for its homologation, file for civil insolvency; extrajudicial intervention or liquidation.

b)	By means of a notice that the Lessor will send the Lessee within 15 (fifteen) days in advance, if:
b.1) the Lessee does not, within the time period as referred to in the notice, replace the Joint Debtors who may be under any of the conditions of letter "a";

b.2) If there is any measure or event that affects the guarantees or the credit rights of the Lessor or procedures which, being judged unfavorably relative to the Lessee’s interest, may incur into negative changes to its economic financial conditions and operational ones.

b.3) the Lessee becomes in default in any other contract celebrated with the Lessor or with a company under the direct or indirect holding of Banco itaú Holding Financeira S.A.
b.4) if there is non-fulfillment of the environmental protection legislation or an event that indicates potential or real damage to the environment.
b.5) the Lessee performs any other modality of private agreement with the creditor(s) that indicates a situation of economic financial crisis or pre-bankruptcy.
20.1.	IN CASE OF DEFAULT OR ADVANCE DUE DATE, THELESSEE:
a)	SHALL RETURN THE GOOD TO THE LESSOR WITHIN THE PERIOD OF 5 (FIVE) DAYS;
b)	SHALL PAY THE LESSOR THE AMOUNT AS SET RELATIVE TO THE LOSS (ITEM 9);
c)	SHALL ALSO BE THE TRUSTEE OF THE GOOD, WITH NO DAMAGES TO THE OTHER OBLIGATIONS AS SET IN THIS CONTRACT;
C.1) THE EQUIVALENT IN CASH OF THE GOOD SHALL CORRESPOND, IN THE ACTION OF THE DEPOSIT, TO THE VEP (ITEM 9).
20.2.	Provided the VEP is paid (sub-item20.1.b), the Lessor shall deliver to the Lessee the product of the sale of the good, the expenses being deducted.

21.
Corporate Restructuring - The Lessee shall immediately notify the Lessor of any  process of corporate restructuring (split-up, merger, downstream merger, etc), change to its main activity or change of holding, whether direct or indirect, in which it or its holding company, direct or indirect, is engaged.

21.1.	Once any of the events as provisioned in the "caput “of this item occurs, the Lessor may regard this contract as due in advance and enforceable and the prompt payment of the total of the debt.

21.2.	TheLessee promises that its holding company, directly or indirectly, shall be made aware of the content of this item and that it shall fulfill provisions thereof.

22.	Assignment - The LESSEE SHALL NOT ASSIGN OR TRANSFER ITS RIGHTS AND OBLIGATIONS, NEITHER SHALL IT RENT OR SUBLEASE THE GOOD, WITHOUT THE PRIOR CONSENT BY THE LESSOR.

22.1.	The Lessor may, at any time, assign its rights, as well as to encumber the good, provided it obtains from the assignee or the holder of the guarantee the commitment to fully comply with this contract.

23.
Contractual options   - Once the contract obligations are fulfilled, including that one of paying up the total of the   VRG, the Lessee shall, by means of request in writing to the Lessor, within up to 90 (ninety) days prior to the due date of the lease term, perform one of the following options:

a) Acquire the good;

b) Renew the lease under new conditions;

c) Return the good to the Lessor.

23.1.	If the Lessee chooses to opt for the acquisition of the good, the payment as set in item 4 shall imply in the settlement of the respective price.
23.2.	IF THE LESSEE DOES NOT MANIFEST WITHIN THE TIME PERIOD AS SET IN ITEM 23, THIS SHALL MEAN IT HAS CHOSEN TO ACQUIRE THE GOOD (sub-section "a").
23.2.1.
In case of vehicle leasing, the Lessee shall, after the settlement of all considerations due and to be due of the contract, send the Lessor the payment slips of the IPVAs and of the DPVATs, as well as the fines paid in the Federal, State and Municipal scope, accompanied by a letter in which the Lessee formally manifests its option for the purchase of the good. The non-fulfillment of the provision as set in this sub-item shall subject the Lessee to the payment of a penalty that is equivalent to 2% (two percent) of the amount of the sale of the good.

23.3.	IF THE LESSEE OPTS TO RENEW THE CONTRACT, THE LESSOR SHALL RETURN TO IT THE TOTAL OF THE AMOUTNS PAID RELATIVE TO THE VRG, ON THE DATE OF THE START OF THE RENEWAL PERIOD.
23.4.	If the Lessee chooses to return the good, the Lessor shall send it for the lowest price, cash, and the Lessee shall have the right to present the proposal from third parties.
23.4.1.	TheLessor shall deliver to the Lessee the product of sale of the good, the expenses being deducted, within the time period of 10 (ten) days of the receipt.

23.4.2.	THE RETURN SHALL NOT WAIVE THE LESSEE FROM PAYING THE FULL OF THEVRG (ITEM 4).

24.
Substitution of the good – The eventful substitution of the good for another one of the same nature and of an amount that is compatible shall be conditioned to the commitment by the LESSEE of the costs and expenses incurred by it.

25.
Authorization of the State Treasury Department   - Whenever this involves the leasing of equipment that is the issuer of the receipt, the Lessee shall obtain prior authorization of the unit of the State Treasury Department -SEF, in the jurisdiction under its fiscal domicile, for the use of the referred equipment in the facility in the facility where public will be attended,  as well as it is aware that it may be arrested by the Federal Treasury Secretariat or  by Treasury Secretariat of the Federate Unit and used as a proof of any breach to the tax legislation, due to its use.

25.1.
In case the Lessor decides to take plausible measures in order to promote the repossession of the good, the same must be duly authorized by the unit of the State Treasury Secretariat, with jurisdiction on its fiscal domicile, in order to perform the repossession of the equipment that is the issuer of the receipt.

26.
Environmental Responsibility - O Lessee acknowledges that it abides by the legislation relative to the National Policy for the Environment, adopting during the time period of the validity of this present contract, the measures and actions intended to avoid or correct damages to the environment, safety and labor medicine that may be caused by the leased good and that the use of the good shall not imply into the breach of its provisions.

26.1.
The Lessee shall obtain all the documents (opinions, studies, reports, licenses, etc.) as provisioned in the norms of the environmental protection, attesting its fulfillment and shall inform the Lessor, immediately, about the unfavorable manifestation of any authority;

26.2.
The Lessee shall deliver a certified copy of all documents mentioned in the previous sub-item, immediately informing  the evidence of any irregularity or event that may make the competent agencies to consider the breach of the norms of the environmental protection or obligation to indemnify any environmental damage;

26.3.
The Lessee, regardless of any guilt, shall reimburse the Lessor relative to any amount which it may be compelled to pay due to the environmental damage, that any way, the authority understands is related to this contract, and it shall also indemnify the Lessor for any loss or damage, including to its image that it shall experience due to the occurrence of the environmental damage.

27.
Credit Information System   - The Lessee authorizes the Lessor, at any time, event after the due date of this contract to refer to the Credit Information System, which is organized by the Central Bank of Brazil, about the eventful information with respect to the Lessee that may be contained in that System.  The   Lessee also acknowledges and warrants that the Lessor’s consultation to that system, prior to this contracting, had its authorization, at least, verbally.

27.1.
The Lessor shall provide the Central Bank of Brazil, in order to integrate the same system, the information about the amount of the debts to be due of the Lessee, as well as the amount of the ancillary obligations undertaken by it and of the guarantees rendered by it.

28.Tolerance – The tolerance by one of the parties relative to the non-fulfillment of any obligations by the other party shall not imply in waiver to the right of demanding the fulfillment of the obligation and neither waiver, nor amendment of what has been herein contracted.

29,Amicable settlement of the conflicts    - For the amicable solution to the eventful conflicts related to this contract, the Lessee may forward its request or complaint to any of the branches of the Banco Itaú S.A. ("itaubanco").  Itaubanco  also offers the Bankfone – Client Support (4004 4828 – capital cities and metropolitan regions; 0800 011 8944 – other locations) and the Speak to Us service (www.itau.com.br) to the Lessee. In case the conflict is not resolved, the Lessee may make its claim at the Corporate Ombudsman Office of Itaú (0800 570 0011, on business days, from 9am to 6pm, Caixa Postal 67.600, CEP 03162-971).

30.The Court – The Court of the Territory of the location where the contract was signed is elected, and the party that promotes the action may opt for the Court of the Lessee’s headquarters.^_

LOCATION, ABOVE DATE

DECLARATION

WE HAVE PREVIOUSLY READ THIS CONTRACT AND WE HAVE NO OTHER QUESTIONS ABOUT ANY OF ITS CLAUSES

Lessee
Lessor

Witnesses	Debtors/Jointly

Name: andre -silva camargo	Name: tadeu vani fucci
CPF:	CNPJ/CPF:	Telephone:
Address:

Name: JOEMA C E DOS SANTOS	Name: JURI SAUKAS
CPF:	CNPJ/CPF:	Telephone:
Address: